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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF NEW NORAM

          Since the closing date of the Succession Transaction, NorAm Energy Corp., formerly known as HI Merger, Inc., has done business as:

                     Arkla
                     Entex
                     Minnegasco

          SIGNIFICANT SUBSIDIARY:

                     NorAm Gas Transmission Company, a Delaware corporation